As filed with the Securities and Exchange Commission on November 23, 1994
                                                   Registration No. 33-_________
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                        UNIVERSAL HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                            23-2077891
      (State or other juris-                       (I.R.S. Employer
      diction of incorporation                             Identification
      or organization)                                     Number)

                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 768-3300

          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                      THE UNIVERSAL HEALTH SERVICES, INC.
                          1994 STOCK COMPENSATION PLAN
                            (full title of the plan)
                              ___________________

                                 ALAN B. MILLER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA  19406
                                 (610) 768-3300

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                              ___________________

Copies of all communications, including all communications sent to the agent for service should be sent to:

                            ANTHONY PANTALEONI, ESQ.
                              FULBRIGHT & JAWORSKI
                                666 FIFTH AVENUE
                           NEW YORK, NEW YORK  10103
                              ___________________

                        CALCULATION OF REGISTRATION FEE




____________________________________________________________________________________________________________________

                                                    Proposed maximum      Proposed maximum
                                                    offering price per    aggregate offering        Amount of
  Title of Securities to     Amount to be           unit                  price (1)                 registration fee
  be registered              registered
____________________________________________________________________________________________________________________

  Class B Common
  Stock, $.01 par
  value share...........       50,000 shares          (1)                   $1,315,650            $453.67
____________________________________________________________________________________________________________________



(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 50,000, the number of shares registered by this Registration Statement under the Universal Health Services, Inc. 1994 Stock Compensation Plan by $26.313, the average of the high and low prices of the Class B Common Stock as reported on the New York Stock Exchange on November 18, 1994, within five business days prior to November 23, 1994.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents filed by Universal Health Services, Inc. (the "Company") are incorporated herein by reference:

                 (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

                 (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

                 (iii)    The Company's Form 8-A dated July 5, 1991.

                 In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          DESCRIPTION OF SECURITIES

                 Not applicable.

Item 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Members of Fulbright & Jaworski hold less than 1% of the Common Stock of the Company.

Item 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations.
Article VII of the By-laws of the Company contains provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145.

Item 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not Applicable.

Item 8.          EXHIBITS

                 4        --      1994 Stock Compensation Plan

                 5        --      Opinion of Fulbright & Jaworski L.L.P.

                 24(a)    --      Consent of Arthur Andersen LLP

                 (b)      --      Consent of Fulbright & Jaworski (included in
                                  Exhibit 5)

                 25       --      Power of Attorney (included in signature
                                  page)

Item 9.          UNDERTAKINGS.

                 (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the

                          Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on November 21, 1994.

                                        Universal Health Services, Inc.


                                        By:/s/ Alan B. Miller
                                           ----------------------
                                           Alan B. Miller,
                                           Chairman of the Board,
                                           President and CEO


                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Sidney Miller as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                    Title                                           Date
- ---------                                                    -----                                           ----
/s/ Alan B. Miller                                    Chairman of the Board                            November 16, 1994
- ---------------------------------                     President, Chief
(Alan B. Miller)                                      Executive Officer and
                                                      Director (Principal
                                                      Executive Officer)



/s/ Sidney Miller                                     Secretary and                                    November 16, 1994
- ---------------------------------                     Director
(Sidney Miller)


/s/ Leonard W. Cronkhite, Jr.                         Director                                         November 16, 1994
- -----------------------------
(Leonard W. Cronkhite, Jr.)


/s/ Robert H. Hotz                                    Director                                         November 16, 1994
- --------------------------------
(Robert H. Hotz)


/s/ Martin Meyerson                                   Director                                         November 16, 1994
- -------------------------------
(Martin Meyerson)


/s/ Anthony Pantaleoni                                Director                                         November 16, 1994
- -------------------------------
(Anthony Pantaleoni)


/s/ John H. Herrell                                   Director                                         November 16, 1994
- ---------------------------------
(John H. Herrell)

                               INDEX TO EXHIBITS


  Exhibit
    No.        Description
- -----------    -----------

    4          1994 Stock Compensation Plan

    5          Opinion of Fulbright & Jaworski L.L.P.

    24(a)      Consent of Arthur Andersen LLP

    (b)        Consent of Fulbright & Jaworski (included in
               Exhibit 5)

    25         Power of Attorney (see signature page)